EXHIBIT 10.1

SETTLEMENT AGREEMENT

Settlement Agreement, dated as of the 2nd day of June, 2008, between the New York State Workers’ Compensation Board (the “WCB”) and Compensation Risk Managers, LLC (“CRM”).

RECITALS:

WHEREAS, as of the date of this agreement, CRM holds a license (License # 1195), issued pursuant to § 50(3-b) of the New York Workers’ Compensation Law (“WCL”), to represent self-insurers before the WCB (the “TPA License”);

WHEREAS, on April 15, 2008, the Full Board of the WCB issued a Notice of Charges and Hearing to Revoke License to Act as a Representative of Self-Insurers to Compensation Risk Managers, LLC (the “Notice”), which Notice directed CRM to appear before the WCB at a hearing to consider those charges on May 20, 2008 (the “Hearing”);

WHEREAS, CRM believes that it has complied in full with the WCL and, on April 28, 2008, CRM served on the WCB an Answer in which CRM denied the allegations set forth in the Notice;

WHEREAS, the WCB and CRM now wish to resolve the charges asserted in the Notice without further cost or expense to either party;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Surrender of License and Transfer of Administration of Trusts.

(a) By no later than September 8, 2008, CRM shall surrender the TPA License to the WCB and cease representing self-insurers before the WCB.

(b) CRM shall transfer to the WCB (or to the designee of the WCB) all claims, as well as the responsibility for the administration of all such claims, for all of the group self-insured trusts that, as of the date of this Agreement, CRM still is administering under the TPA License (“Trusts”) according to the following schedule:

i.	Real Estate Management Trust of New York – no later than July 7, 2008;

ii.	New York State Cemeteries Trust – no later than July 7, 2008;

iii.	Wholesale and Retail Workers’ Compensation Trust of New York – no later than August 11, 2008;

iv.	Transportation Industry Workers’ Compensation Trust – no later than September 8, 2008;

v.	Elite Contractors Trust of New York – no later than September 8, 2008.

(c) CRM shall cooperate with and make all reasonable efforts to assist in the well-ordered and timely transfer to the WCB (or its designee) of all records, files, documents, information, and funds associated with the Trusts and their claims.

2. Resolution of Dispute.

(a) As a result of this Agreement, the Hearing has been rendered moot, and, if CRM satisfies all obligations that are imposed on CRM by this Agreement, the Hearing shall not take place.

(b) All requests for documents and other information that were set forth in the WCB’s subpoena duces tecum, dated February 8, 2008 (“Subpoena”), and in CRM’s request for documents, dated April 29, 2008 (“Request for Documents”) have been rendered moot and the WCB and CRM shall not seek additional documents pursuant to the Subpoena or CRM’s Request for Documents.

3. Successors and Assigns.

This Settlement Agreement shall be binding upon and shall inure to the benefit of the parties hereto and of their parents and affiliates and their respective heirs, executors, administrators, predecessors, successors, and assigns.

4. Settlement Authority.

The WCB and CRM represent to each other that the person executing this Settlement Agreement on its behalf is legally authorized to execute this Settlement Agreement and that when so executed this Settlement Agreement will be binding upon and enforceable against it in accordance with the terms of this Settlement Agreement.

5.	Modification.

Any amendment to this Settlement Agreement shall be in writing and signed by all parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NEW YORK STATE WORKERS’ COMPENSATION BOARD

By: /s/ Kenneth J. Munnelly
Name (print): Kenneth J. Munnelly
Title: General Counsel

COMPENSATION RISK MANAGERS, LLC

By: /s/ Daniel G. Hickey, Jr.
Name (print): Daniel G. Hickey, Jr.
Title: Chief Executive Officer